Exhibit 99.1

Risk Factors

The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements herein, including statements in the following risk factors, constitute forward-looking statements.

Risks Related to Our Business

We have a history of net losses and may incur losses in the future.

We incurred net losses of $16.3 million in the fiscal year ended December 28, 2008 and have incurred net losses in all but three years since our inception in 1992. The recent improvement in our results of operations is primarily the result of increased sales across our businesses, improvements in operating efficiencies and a reduction in operating costs. We have also experienced a significant reduction in depreciation and amortization. We may not be able to maintain current sales levels and our operating costs may increase, which may cause us to return to incurring net losses. Therefore, we cannot assure you that we will be profitable in future periods.

We face many challenges in enhancing the average unit volume of our existing and new coffeehouses through the expansion of our food offerings.

We are seeking to increase our average unit volume to grow our profitability by increasing traffic in our coffeehouses and our average customer check. We have recently expanded the food offerings in our coffeehouses, including the introduction of hot oatmeal and breakfast sandwiches, and to date, we have installed ovens in approximately 335 company-owned coffeehouses. Our expansion of food product offerings causes us to face additional risks. Our brand has historically been associated with beverage products, and we may not be successful in persuading customers to make incremental food purchases. Sales of food products requires the implementation of new logistics efforts compared to our beverage sales, including managing our food supply chain, providing additional cold storage space in our stores and training our employees to prepare and manage our food offerings. We also face competition from other companies that provide a wider range of food products along with beverages, including coffee. If we are unable to successfully implement our strategy to increase our food offerings as quickly as we have planned or at all, we may be unable to maintain or grow our average unit volumes and our profitability and prospects may be adversely affected.

If we fail to continue to develop and maintain our brand, our business could suffer.

We believe that maintaining and developing our multi-channel brand is critical to our success and our growth strategy and that the importance of brand recognition is significant as a result of competitors offering products similar to our products. We have made significant marketing expenditures to create and maintain brand loyalty as well as to increase awareness of our brand. If our brand-building strategy is unsuccessful, these expenses may never be recovered, and we may be unable to increase our future sales or implement our business strategy.

We may not be successful in maintaining or expanding our commercial business.

Our commercial segment has grown significantly and was approximately 17.6% of our total sales in the twelve months ended July 3, 2011. We are seeking to increase further our sales in our commercial segment as part of our growth strategy. However, we may not be successful in maintaining our existing commercial customers or attracting new commercial customers. We do not have contracts with many of our commercial customers and one or more of them could choose to discontinue purchasing our products at any time. A large percentage of our commercial business is concentrated in a small number of customers, and we expect that this concentration will continue in the future. Consequently, the loss of any one customer in this area could have a significant adverse impact on our commercial business. In addition, we may not be able to attract new commercial customers, which would impede our ability to achieve our growth strategy.

We rely on third-party brokers for sales in our commercial segment. Accordingly, our sales are driven by the success of the third-party brokers and are not in our direct control. In the past, we have discontinued unsuccessful broker relationships, which can have an adverse impact on our sales. Further, these brokerage arrangements are typically non-exclusive and terminable by either party on short notice. The termination of one of our successful broker relationships could have an adverse effect on our results of operations.

Furthermore, our licensing arrangement for the sale of our brand in K-Cups for use with the Keurig® single-cup brewing systems increases our brand exposure and represents an important and growing portion of our commercial business. Pursuant to this licensing arrangement, we are not permitted to enter into arrangements with a similar provider of coffee during the term of the agreement, which may not be terminated without one year’s prior notice by either party. Consequently, we may be unable to enter into relationships with other coffee providers that present us with sales opportunities, which may prevent us from taking advantage of potential growth opportunities. A continued relationship with Keurig and use of our brand in its K-Cup line of business will allow us to continue to benefit from increased brand exposure. A failure to maintain our relationship with Keurig and the inability to have our products sold in its K-Cup line of business may adversely affect our results of operations, profitability and growth strategy.

If we fail to locate superior coffeehouse sites to open planned new stores, our new stores may not achieve acceptable levels of profitability.

Our growth strategy assumes that we will open approximately 10 new coffeehouse locations in 2011 and an additional 20 to 25 coffeehouse locations in fiscal year 2012. Our ability to open new stores that meet our targets for profitability or are profitable at all is highly dependent on our ability to locate superior coffeehouse sites and lease on terms that are acceptable to us. Despite the economic downturn, competition for prime locations is intense and the prices commanded for such locations have remained high. In addition, there are fewer new developments, such as shopping centers, being constructed. This further reduces the supply of potential new coffeehouse locations. If we are unable to locate such locations or if we are unsuccessful in recognizing superior sites, our new stores may not achieve the levels of profitability that we anticipate, which could adversely affect our net sales and growth strategy. In the past, some of our stores were opened in suboptimal locations, and we were forced to close a number of them. In addition, the profitability of our new coffeehouses is also dependent on our ability to control construction and development costs of such new coffeehouses. If we are unable to control construction and development costs, our results of operations may be adversely affected.

Our new coffeehouses may not achieve market acceptance or the same levels of profitability as our existing stores or be profitable at all.

Our expansion plans depend on opening coffeehouses in existing markets where we may already have coffeehouses nearby or where there is a high degree of competition. The success of these new coffeehouses will be affected by competitive conditions, consumer tastes and discretionary spending patterns, as well as our ability to generate market awareness of the Caribou Coffee brand. Our coffeehouses in Minnesota, which account for approximately half of our coffeehouses and net sales, have consistently been more profitable than our coffeehouses outside of Minnesota. Although we have opened coffeehouses in markets outside of Minnesota and expect to continue to do so, we may never achieve the same levels of profitability at these other coffeehouses as we have with those located in Minnesota.

New coffeehouses may take longer to reach profitability, thereby affecting our overall profitability and results of operations. Moreover, we may not be successful in operating our new coffeehouses on a profitable basis. Some of our markets may not be able to support additional coffeehouses and new coffeehouses may take away customers from our existing coffeehouses thereby affecting the profitability of our existing coffeehouses. In addition, many of the markets in which we operate, and in which we intend to expand our coffeehouses, also contain our competitors. Such markets may not be able to support additional coffeehouses, and if we are unable to attract customers to our new coffeehouses and away from our competitors, our new coffeehouses may not achieve sustainable levels of profitability. Furthermore, our failure to achieve market acceptance or profitability at one or more of our new coffeehouses could put a significant strain on our financial resources and could limit our ability to further expand our business. In the past, we have been forced to close a significant number of underperforming coffeehouses, and if we are not successful in opening profitable new coffeehouses or operating existing coffeehouses, we may be forced to close additional coffeehouses in the future. There can be no assurance that we will be successful in operating any of our existing or new coffeehouses profitably.

We compete with a number of companies for customers. The success of these competitors could have an adverse effect on us.

The premium coffee industry is highly competitive. Our primary competitors for coffee beverage sales are other premium coffee shops and other restaurants. In all markets in which we do business, there are numerous competitors in the premium coffee beverage business, and we expect this competition to continue or increase. Starbucks Corporation is the premium coffeehouse segment leader with approximately 11,000 locations in the United States and approximately 6,000 locations internationally. Our other primary competitors are regional or local market coffeehouses. Additionally, other companies may develop coffeehouses that operate concepts similar to ours.

We also compete with numerous convenience stores, restaurants, coffee shops and street vendors. We also compete with quick service restaurants, and recently, a number of other quick service restaurants such as McDonald’s and Dunkin’ Donuts have begun more aggressively pursuing the coffee beverage market. As we continue to expand our food offerings, we will compete with additional national, regional and local competitors. We must spend significant resources to differentiate our customer experience, which is defined by our products, coffeehouse environment and customer service, from the offerings of our competitors. Despite these efforts, our competitors still may be successful in attracting our customers.

In addition, we compete directly against all other coffee brands in the marketplace with respect to our commercial segment. Coffee is sold by coffee roasters, such as us, to foodservice operators, direct to consumers through websites, mail order, offices and other places where coffee is consumed or purchased for home consumption. A number of nationwide and regional coffee roasters are also distributing premium coffee brands in supermarkets, and these premium coffee brands, including national and regional private label brands, may serve as substitutes for our coffee. If we do not succeed in effectively differentiating ourselves from these competitors, by developing and maintaining our brand, then our competitive position may be weakened and our sales may be materially adversely affected.

Green Mountain Coffee Roasters, Inc, maker of the Keurig single-serve machines has announced a strategy of aligning with other coffee and beverage brands to expand consumer choice for the Keurig single-cup brewing system. In the first six months of 2011, Green Mountain announced agreements with Dunkin’ Donuts, Starbucks and Swiss Miss. These agreements with other coffee and beverage brands could have an adverse impact on our K-cup sales.

Competition in the premium coffee market is becoming increasingly intense as relatively low barriers to entry encourage new competitors to enter the market. The financial, marketing and operating resources of these new market entrants may be greater than our resources. In addition, some of our existing competitors or potential competitors have substantially greater financial, marketing and operating resources, which may allow them to react to changes in pricing and the coffee beverage industry generally better than we can. Our failure to compete successfully against current or future competitors could have an adverse effect on our business, including loss of customers, declining net sales and loss of market share.

Implementation of our growth strategy may place a strain on our management, operational and financial resources, as well as our information systems.

To achieve our goal of continuing to grow our business, our brand and the number of our coffeehouses, we must:

•	maintain the premium nature of our brand;

•	obtain superior sites at acceptable costs in highly competitive real estate markets;

•	successfully manage new coffeehouses;

•	hire, train and retain qualified personnel;

•	continue to improve and expand our coffee, other beverage and food offerings;

•	expand our commercial sales;

•	attract franchisees who will operate coffeehouses internationally and in certain strategic situations domestically;

•	continue to upgrade inventory control, marketing and information systems; and

•	maintain strict quality control from the sourcing of high-quality coffee beans to the delivery of coffee, beverage and food products to our customers.

We intend to use cash flow from our current operations to fund our growth strategy. Implementation of our growth strategy may place a strain on our management, operational and financial resources, as well as our information systems. Our growth continues to increase our operating complexity and the level of responsibility for new and existing management and store-level employees. Furthermore, our results of operations and financial condition may be adversely affected if we are unable to implement our business strategy or if our business strategy proves to have been flawed.

The availability and price of high quality Arabica coffee beans could impact our profitability and growth of our business.

Our principal raw material is green coffee beans. We source our green coffee beans from direct coffee farmer relationships utilizing brokers. Although most coffee beans are traded in the commodity market, the high-grade Arabica coffee beans we buy tend to trade on a negotiated basis at a substantial premium above commodity coffee prices, depending upon the supply and demand at the time of purchase. We typically enter into supply contracts with individual suppliers with a term of one year or less to purchase a pre-determined quantity of coffee beans at a fixed price per pound. If we are unable to source sufficient quantities of green coffee beans to meet our demands for growth and expansion, then our business could be negatively impacted.

The prices we pay for coffee beans are subject to movements in the commodity market for coffee. The price can fluctuate depending on such things as weather patterns in coffee-producing countries, economic and political conditions affecting coffee-producing countries, foreign currency fluctuations, coffee-producing countries’ export quotas, commodity market investor activity and general economic conditions. In addition, coffee bean prices have been affected in the past, and may be affected in the future, by the actions of certain organizations and associations that have historically attempted to influence commodity prices of coffee beans through agreements establishing export quotas or restricting coffee supplies worldwide. During 2010, coffee commodity prices increased significantly, and such prices have remained relatively high. While we adjusted pricing in 2010, should the price for coffee beans increase in the future and we are not able to adjust our pricing and cost structure accordingly, our margins and profitability will decrease. Our ability to raise sales prices in response to rising coffee bean prices may be limited and depends largely on what our competitors do in response to price pressures, and our profitability could be adversely affected if coffee bean prices were to rise substantially. Moreover, passing price increases on to our customers could result in losses in sales volume or margins in the future. Similarly, rapid sharp decreases in the cost of coffee beans could also force us to lower sales prices before we have realized cost reductions in our coffee bean inventory.

We face the risk of fluctuations in the cost, availability and quality of our non-coffee raw ingredients.

The cost, availability and quality of non-coffee raw ingredients for our products are subject to a range of factors. For example, we purchase significant amounts of dairy products to support the needs of our coffeehouses. In addition, although less material to our operations, other commodities related to food and beverage inputs such as cocoa and sugar are important to our operations. Fluctuations in economic and political conditions, weather and demand could adversely affect the cost of our ingredients. We have limited supplier choices and are dependent on frequent deliveries of fresh ingredients, thereby subjecting us to the risk of shortages or interruptions in supply. In particular, the supply and price of dairy products are subject to significant volatility. Our ability to raise sales prices in response to increases in prices of these non-coffee raw ingredients may be limited, and our profitability could be adversely affected if the prices of these ingredients were to rise substantially.

A significant interruption in the operation of our roasting, warehousing and distribution facility could potentially disrupt our operations.

We have only one roasting, warehousing and distribution facility located at our headquarters in Minneapolis, Minnesota supporting our supply chain activities for all of our coffeehouses. A significant interruption impacting this facility, whether as a result of a natural disaster, technical or labor difficulties, fire or other causes, could cause a shortage of coffee at our coffeehouses and significantly impair our ability to operate our business. A significant disruption in service from our roasting, warehousing and distribution facility would negatively impact sales in all business segments.

Because our business is highly dependent on a single product, premium coffee, we are vulnerable to changes in consumer preferences and economic conditions that could harm our financial results.

Although we have increased and plan to continue to increase our food and other beverage offerings, our business has limited diversity and consists primarily of buying, blending and roasting coffee beans and operating gourmet coffeehouses. Consumer preferences often change rapidly and without warning, moving from one trend to another among many product or retail concepts. Shifts in consumer preferences away from the premium coffee segment would have a material adverse effect on our results of operations. In addition, we regularly introduce unique flavors and ingredients which may not appeal to our consumers’ preferences, and our profitability may suffer as a result of unpopular beverage and food offerings. We have also recently begun debuting many new food offerings in a relatively short period of time. To the extent such new offerings are unsuccessful, our results may suffer from unsatisfied existing consumers and/or decreased new consumer retention. Our continued success will depend in part on our ability to anticipate, identify and respond quickly to changing consumer preferences and economic conditions.

We have recorded impairment charges in the past periods and may record additional impairment charges in future periods.

We periodically evaluate possible impairment at the individual coffeehouse level, and record an impairment loss whenever we determine impairment factors are present. We also periodically evaluate the criteria we use as an indication of coffeehouse impairment. We consider a history of coffeehouse operating losses to be a primary indicator of potential impairment for individual coffeehouse locations. A lack of improvement at the coffeehouses we are monitoring, or deteriorating results at other coffeehouses, could result in additional impairment charges. During fiscal year 2008, the assets related to 37 coffeehouses were impaired, of which we recorded charges of approximately $7.5 million. We had no coffeehouse impairments during fiscal 2010 or 2009; however we may have additional impairments in future periods.

We depend on the expertise of key personnel. If these individuals leave or change their role without effective replacements, our operations may suffer.

The success of our business to date has been, and our continuing success will be, dependent to a large degree on the continued services of our executive officers, particularly our President and Chief Executive Officer, Michael Tattersfield, our Chief Financial Officer, Timothy Hennessy, and our other key personnel who have extensive experience in our industry. If we lose the services of any of these integral personnel and fail to manage a smooth transition to new personnel, our business could suffer. We do not carry key person life insurance on any of our executive officers or other key personnel.

We may not be able to hire or retain additional coffeehouse managers and other coffeehouse personnel and our recruiting and compensation costs may increase as a result of turnover, both of which may increase our costs and reduce our profitability and may adversely impact our ability to implement our business strategy.

Our success at our coffeehouses depends upon our ability to attract and retain highly motivated, well-qualified coffeehouse managers and other coffeehouse personnel. We consider the unique attributes of our coffeehouse personnel to be one of our greatest strengths, so it is important for us to be able to attract and retain the right personnel. We face significant competition in the recruitment of qualified employees. Our ability to execute our business strategy and provide high quality customer service may suffer if we are unable to recruit or retain a sufficient number of qualified employees or if the costs of employee compensation or benefits increase substantially. Additionally, coffeehouse manager and hourly employee turnover in our industry is high. If quality employees cannot be retained we may be required to increase our recruiting and compensation expenses and our quality of service could be compromised, which may reduce our profitability.

Our roasting methods are not proprietary but are essential to the quality of our coffee, and our business would suffer if our competitors were able to duplicate them.

We consider our roasting methods essential to the flavor and richness of our coffee and, therefore, essential to our brand. Because our roasting methods cannot be patented, we are unable to prevent competitors from copying our roasting methods if such methods became known. If our competitors copy our roasting methods, the value of our brand may be diminished, and we may lose customers to our competitors. In addition, competitors may be able to develop roasting methods that are more advanced than our roasting methods, which may also harm our competitive position.

The United States economic crisis could adversely affect our business and financial results.

As a business selling premium products that is dependent upon consumer discretionary spending, our results of operations are sensitive to changes in macro-economic conditions. Many sectors of the economy have been adversely impacted from the global economic recession, and we face a challenging environment because our customers may have less money for discretionary purchases as a result of job losses, foreclosures, bankruptcies, reduced access to credit and sharply falling home prices. Any resulting decreases in customer traffic or average value per transaction will negatively impact our financial performance as reduced revenues result in sales de-leveraging which creates downward pressure on margins and profitability. There is also a risk that if negative economic conditions persist for a long period of time, consumers may make long-lasting changes to their discretionary purchasing behavior, including less frequent discretionary purchases on a more permanent basis.

We are susceptible to adverse trends and economic conditions in Minnesota.

As of July 3, 2011, 211, or 52%, of our company-owned coffeehouses were located in Minnesota. An additional 73, or 18%, of our company-owned coffeehouses were located in the states of North Dakota, South Dakota, Iowa, Illinois and Wisconsin. Our Minnesota coffeehouses accounted for approximately half of our company-operated coffeehouse net sales during the twenty-six weeks ended July 3, 2011. Our Minnesota, North Dakota, South Dakota, Iowa, Illinois and Wisconsin company-operated coffeehouses accounted for approximately 74% of our coffeehouse net sales during the twenty-six weeks ended July 3, 2011. As a result, any adverse trends and economic conditions in these states have a disproportionate adverse impact on our overall results. In addition, given our geographic concentration in these states, negative publicity in the region regarding any of our coffeehouses could have a material effect on our business and operations throughout the region, as could other regional occurrences such as local competitive changes, changes in consumer preferences, strikes, new or revised laws or regulations, adverse weather conditions, natural disasters or disruptions in the supply of food products.

We could be subject to complaints or claims from our customers or adverse publicity resulting from those complaints or claims.

We may be the subject of complaints from or litigation by customers who allege beverage or food-related illnesses, injuries suffered on the premises or other quality, health or operational concerns. Adverse publicity resulting from any such complaints or allegations may divert our management’s time and attention and materially adversely affect our brand perception, sales and profitability, or the market price of our common stock, regardless of whether or not such complaints or allegations are true or whether or not we are ultimately held liable. A lawsuit or claim also could result in an expensive settlement, defense, or penalty.

Complaints or claims by current, former or prospective employees could adversely affect us.

We are subject to a variety of regulations which govern such matters as minimum wages, overtime and other working conditions, various family leave mandates and a variety of other laws enacted, or rules and regulations promulgated, by federal, state and local governmental authorities that govern these and other employment matters. A material increase in the minimum wage and other statutory benefits could adversely affect our operating results. We have been, and in the future may be, the subject of complaints or litigation from current, former or prospective employees from time to time. These complaints or litigation involving current, former or prospective employees could divert our management’s time and attention from our business operations and might potentially result in substantial costs of defense, settlement or other disposition, which could have a material adverse effect on our results of operations in one or more fiscal periods.

We may not be able to renew leases or control rent increases at our retail locations or obtain leases for new stores.

Our coffeehouses are all leased. At the end of the term of the lease, we may be forced to pay significantly increased rent to stay in the location, find a new location to lease or close the coffeehouse. Any of these events could adversely affect our profitability. We compete with numerous other retailers and restaurants for coffeehouse sites in the highly competitive market for quality retail real estate. As a result, we may not be able to obtain new leases, or renew existing ones, on acceptable terms, which could adversely affect our net sales and brand-building initiatives.

Our growth through franchising may not occur as rapidly as we currently anticipate and may be subject to additional risks.

As part of our growth strategy, we will continue to seek franchisees to operate coffeehouses under the Caribou Coffee brand in international markets and in certain strategic domestic locations or venues. We believe that our ability to recruit, retain and contract with qualified franchisees will be increasingly important to our operations as we expand. Our franchisees are dependent upon the availability of adequate sources of financing in order to meet their development obligations. Such financing may not be available to our franchisees, or only available upon disadvantageous terms. Our franchise strategy may not enhance our results of operations. In addition, coffeehouse openings contemplated under our existing franchise agreement or any future franchise agreement may not open on the anticipated development schedule or at all.

Expanding through franchising exposes our business and brand to risks because the quality of franchised operations will be beyond our immediate control, including risks associated with our confidential information, intellectual properties (including trademarks) and brand reputation. Even if we have contractual remedies to cause franchisees to maintain operational standards, enforcing those remedies may require litigation and therefore our image and reputation may suffer, unless and until such litigation is successfully concluded.

Our international operations may be adversely affected by factors outside of our control.

We currently have agreements with franchisees to operate coffeehouses internationally under the Caribou Coffee brand and may seek to franchise additional international coffeehouses in the future. As a result, our business and operations are subject to a number of additional risks, including international economic and political conditions and the possibility of instability, differing cultures and consumer preferences, corruption, anti-American sentiment, diverse government regulations and tax systems, currency regulations and fluctuations and uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees. Although we believe we have developed the support structure required for our international franchises to address these risks, there is no assurance that our international operations will be profitable.

Our premium coffee contains caffeine and other active compounds, the health effects of some of which are not fully understood.

A number of research studies conclude or suggest that excessive consumption of caffeine may lead to increased heart rate, nausea and vomiting, restlessness and anxiety, depression, headaches, tremors, sleeplessness and other adverse health effects. An unfavorable report on the health effects of caffeine or other compounds present in coffee could significantly reduce the demand for coffee, which could harm our business and reduce our sales and profitability.

Compliance with health, environmental, safety and other government regulations applicable to us could increase costs and affect profitability.

Each of our coffeehouses and our roasting facility is and will be subject to licensing and reporting requirements by a number of governmental authorities. These governmental authorities include federal, state and local health, environmental, labor relations, sanitation, building, zoning, fire, safety and other departments that have jurisdiction over the development and operation of these locations. Our activities are also subject to the Americans with Disabilities Act and related regulations, which prohibit discrimination on the basis of disability in public accommodations and employment. Changes in any of these laws or regulations could have a material adverse affect on our operations, sales, and profitability. Delays or failures in obtaining or maintaining required construction and operating licenses, permits or approvals could delay or prevent the opening of new retail locations, or could materially and adversely affect the operation of existing coffeehouses. In addition, we may not be able to obtain necessary variances or amendments to required licenses, permits or other approvals on a cost-effective or timely basis in order to construct and develop coffeehouses in the future.

Health concerns arising from outbreaks of viruses may have an adverse effect on our business.

The United States and other countries have experienced, and may experience in the future, outbreaks of viruses, such as avian influenza, SARS and H1N1. To the extent that a virus is food-borne, future outbreaks may adversely affect the price and availability of certain food products and cause our customers to eat less of a product or avoid eating in restaurant establishments. To the extent that a virus is transmitted by human-to-human contact, our employees or customers could become infected, or could choose, or be advised, to avoid gathering in public places, any one of which could adversely affect our business.

Health concerns and government regulation relating to the consumption of certain food or beverage products and menu labeling requirements could increase costs and affect profitability.

Certain counties, states and municipalities, have approved menu labeling legislation that requires restaurant chains to provide caloric information on menu boards, and menu labeling legislation has also been adopted on the federal level. These requirements could increase our costs and may result in reduced demand for some of our products which could be viewed as containing too much fat or too many calories.

In addition, certain foods that we may use in our products may cause severe allergies in some customers. Federal and state regulators have contemplated labeling regulations related to allergens that may apply to us. The introduction of such regulations may affect our use of certain products that the U.S. Food and Drug Administration identifies as significant allergens in the future, which may increase our costs and affect our profitability.

We may not be able to adequately protect our intellectual property, which could harm the value of our brands and adversely affect our sales and profitability.

The success of our brand depends in part on our logos, branded merchandise and other intellectual property. We rely on a combination of trademarks, copyrights, service marks, trade secrets and similar rights to protect our intellectual property. The success of our growth strategy depends on our continued ability to use our existing trademarks and service marks in order to increase brand awareness and further develop our brand in both domestic and international markets. We also use our trademarks and other intellectual property on the Internet. If our efforts to protect our intellectual property are not adequate, or if any third party misappropriates or infringes on our intellectual property, either in print or on the Internet, the value of our brand may be harmed, which could have a material adverse effect on our business. We may become engaged in litigation to protect our intellectual property, which could result in substantial costs to us as well as diversion of management attention.

We try to ensure that our franchisees maintain and protect our intellectual property, including our trademarks. However, since our franchisees are independent third parties that we do not control, if they do not operate their coffeehouses in a manner consistent with their agreements with us and adequately maintain and protect our intellectual property, the value of our brand could be harmed which could adversely affect our business and operating results.

If we are unable to protect our customers’ credit card data, we could be exposed to data loss, litigation and liability, and our reputation could be significantly harmed.

In connection with credit card sales, we transmit confidential credit card information by way of secure private retail networks. Although we use private networks, third parties may have the technology or know-how to breach the security of the customer information transmitted in connection with credit card sales, and our security measures and those of our technology vendors may not effectively prohibit others from obtaining improper access to this information. If a person is able to circumvent these security measures, he or she could destroy or steal valuable information or disrupt our operations. Any security breach could expose us to risks of data loss, litigation and liability and could seriously disrupt our operations and any resulting negative publicity could significantly harm our reputation.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

We rely on our computer systems and network infrastructure across our operations, including point-of-sale processing at our coffeehouses. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, worms and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or actions by regulatory authorities. Although we employ both internal resources and external consultants to conduct auditing and testing for weaknesses in our systems, controls, firewalls and encryption and intend to maintain and upgrade our security technology and operational procedures to prevent such damage, breaches or other disruptive problems, there can be no assurance that these security measures will be successful.

We may see increased costs arising from health care reform.

In March 2010, the United States government enacted comprehensive health care reform legislation which, among other things, includes guaranteed coverage requirements, eliminates pre-existing condition exclusions and annual and lifetime maximum limits, restricts the extent to which policies can be rescinded and imposes new and significant taxes on health insurers and health care benefits. The legislation imposes implementation effective dates beginning in 2010 and extending through 2020, and many of the changes require additional guidance from government agencies or federal regulations. Therefore, due to the phased-in nature of the implementation and the lack of interpretive guidance, it is difficult to determine at this time what impact the health care reform legislation will have on our financial results. Possible adverse effects of the health reform legislation include increased costs, exposure to expanded liability and requirements for us to revise ways in which we provide healthcare and other benefits to our employees. In addition, our results of operations, financial position and cash flows could be materially adversely affected.

Failure to comply with 404 of the Sarbanes-Oxley Act of 2002 could negatively impact our business, and we may not be able to report our financial results in a timely and reliable manner.

Pursuant to the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), we are required to provide a report by management in our annual report on Form 10-K on our internal control over financial reporting, including management’s assessment of the effectiveness of such control. As a smaller reporting company, however, we have historically been exempt from the requirement under Section 404(b) of Sarbanes-Oxley that our independent registered public accounting firm make its own separate attestation on the effectiveness of our internal control over financial reporting. We no longer qualify as a smaller reporting company and are now subject to Section 404(b) of Sarbanes-Oxley, and we will be required to include an attestation from our independent registered public accounting firm as to the effectiveness of our internal controls over financial reporting for fiscal year 2011. Although we have discovered no material weaknesses in our internal controls over financial reporting through our own testing, subsequent testing by our independent registered public accounting firm for purposes of compliance with Section 404(b) may reveal deficiencies in our internal control over financial reporting that we have not previously discovered. If we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, we may be unable to provide financial information in a timely and reliable manner. Any such difficulties or failure may have a material adverse effect on our business, financial condition and operating results.

Risks Related to Our Structure

Caribou Holding Company Limited, or CHCL, has substantial control over us, and could limit other shareholders’ ability to influence the outcome of matters requiring shareholder approval and may support corporate actions that conflict with other shareholders’ interests.

CHCL beneficially owns 5,922,245 shares, or 28.6%, of the outstanding shares of our common stock as of August 5, 2011. CHCL’s ownership of shares of our common stock could have the effect of delaying or preventing a change of control of us or could discourage a potential acquirer from obtaining control of us, even if the acquisition or merger would be in the best interest of our shareholders. This could have an adverse effect on the market price for shares of our common stock. Two of the nine members of our board of directors are representatives of CHCL.

Our compliance with Shari’ah principles may make it difficult for us to obtain financing and may limit the products we sell.

CHCL is controlled by Arcapita Bank B.S.C. (c), or Arcapita. Accordingly, Arcapita beneficially owns the 5,922,245 shares held by CHCL. Arcapita operates its business and makes its investments in a manner consistent with the body of principles known as Shari’ah. Consequently, we have historically operated our business in a manner that is consistent with Shari’ah principles. Shari’ah principles regarding the lending and borrowing of money require application of qualitative and quantitative standards. A Shari’ah compliant company is also prohibited from operating in the areas of alcohol, gambling, pornography, pork and pork-related products. We intend to continue to comply with the Shari’ah principles so long as Arcapita continues to beneficially own shares of our common stock.

Provisions in our articles of incorporation and bylaws and of Minnesota law have anti-takeover effects that could prevent a change in control that could be beneficial to our shareholders, which could depress the market price of shares of our common stock.

Our articles of incorporation and bylaws and Minnesota corporate law contain provisions that could delay, defer or prevent a change in control of us or our management that could be beneficial to our shareholders. These provisions could also discourage proxy contests and make it more difficult for you and other shareholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of our common stock. These provisions might also discourage a potential acquisition proposal or tender offer, even if the acquisition proposal or tender offer is at a price above the then current market price for shares of our common stock. These provisions:

•	authorize our board of directors to issue preferred stock and to determine the rights and preferences of those shares, which would be senior to our common stock, without prior shareholder approval;

•	establish advance notice requirements for nominating directors and proposing matters to be voted on by shareholders at shareholder meetings;

•	provide that directors may be removed by shareholders only for cause;

•	limit the right of our shareholders to call a special meeting of shareholders; and

•	impose procedural and other requirements that could make it difficult for shareholders to effect some corporate actions.